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                                                                     EXHIBIT 5.1

                             Shumaker Williams, P.C.
                             3425 Simpson Ferry Road
                               Camp Hill, PA 17011

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                            Telephone (717) 763-1121
                               Fax (717) 763-7419

                                 August 3, 2004

Board of Directors
Sterling Financial Corporation
101 Pointe Boulevard
Lancaster, PA  17601

                  RE:      Registration Statement on Form S-4
                           Sterling Financial Corporation

Ladies and Gentlemen:

         In connection with the proposed offering of up to 1,479,773 shares of common stock, $5.00 par value (the "Common Stock"), by Sterling Financial Corporation (the "Company"), covered by the Company's Registration Statement on Form S-4 and any amendment thereto (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we, as special counsel to the Company, have reviewed:

         (1)      the Articles of Incorporation of the Company, as amended;

         (2)      the Bylaws of the Company, as amended;

         (3) the resolutions, adopted May 19, 2004, and July 27, 2004, by the Board of Directors of the Company;

         (4)      the Registration Statement; and

         (5) such other documents, papers and matters of law as we have deemed necessary under the circumstances.

         Based upon our review of the foregoing, it is our opinion that:



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Board of Directors
Sterling Financial Corporation
August 3, 2004
Page 2



         (1) The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

         (2) The Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons, whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         SHUMAKER WILLIAMS, P.C.



                                         /s/ Shumaker Williams, P.C.
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